UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2017

Park Hotels & Resorts Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37795	36-2058176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1600 Tysons Blvd., Suite 1000, McLean, VA		22102
(Address of Principal Executive Offices)		(Zip Code)

(703) 584-7979

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed by Park Hotels & Resorts Inc. (the “Company”) with the U.S. Securities and Exchange Commission on August 1, 2017 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2017 annual meeting of stockholders held on July 28, 2017 (the “2017 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future stockholder advisory (non-binding) votes to approve the compensation of the Company’s named executive officers (“Say-on-Pay”).

This Amendment should be read in conjunction with the Original Form 8-K. Except for the matters disclosed below, this Amendment does not amend the Original Form 8-K in any way and does not modify or update any other disclosures contained in the Original Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

As previously reported in the Original Form 8-K, in an advisory (non-binding) vote on the frequency of future Say-on-Pay votes held at the 2017 Annual Meeting, a majority of the Company’s stockholders that voted on the matter indicated a preference to hold future Say-on-Pay votes every year as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
190,067,690	31,532	7,782,051	100,215	--

In light of these results and in accordance with its previous recommendation in the proxy statement for the 2017 Annual Meeting, the Company’s Board of Directors determined that the Company will hold future Say-on-Pay votes on an annual basis until the occurrence of the next advisory vote on the frequency of Say-on-Pay votes. The next advisory vote regarding the frequency of Say-on-Pay votes is required to occur no later than the Company’s 2023 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Park Hotels & Resorts Inc.

Date: November 1, 2017	By:	/s/ Sean M. Dell’Orto
Sean M. Dell’Orto
Executive Vice President, Chief Financial Officer and Treasurer